EXHIBIT 24

POWER OF ATTORNEY
Each of the undersigned hereby appoints Richard R. Whitt, III, Thomas S. Gayner, Jeremy A. Noble and Richard R. Grinnan (each with full power to act alone), as his or her true and lawful attorneys-in-fact, and grants unto each of them the authority in his or her name and on his or her behalf to execute and file (individually and in the capacity stated below) any documents relating to the registration by Markel Corporation (the “Company”) of securities of the Company in connection with the Company’s filing of one or more Registration Statements on Form S-8 and any and all amendments (including post-effective amendments) or supplements thereto, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto each of them full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as the undersigned might do.
[Signature Page Follows.]

IN WITNESS WHEREOF, each of the undersigned has signed this power of attorney this 16th day of June, 2020.

/s/ Thomas S. Gayner Thomas S. Gayner Co-Chief Executive Officer, Director (Co-Principal Executive Officer)	/s/ Richard R. Whitt, III Richard R. Whitt, III Co-Chief Executive Officer, Director (Co-Principal Executive Officer)
/s/ Jeremy A. Noble Jeremy A. Noble Senior Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ Oscar Guerrero Oscar Guerrero Chief Accounting Officer (Principal Accounting Officer)
/s/ Steven A. Markel Steven A. Markel Chairman of the Board, Director	/s/ K. Bruce Connell K. Bruce Connell Director
/s/ Diane Leopold Diane Leopold Director	/s/ Lemuel E. Lewis Lemuel E. Lewis Director
/s/ Anthony F. Markel Anthony F. Markel Director	/s/ Darrell D. Martin Darrell D. Martin Director
/s/ Harold L. Morrison, Jr. Harold L. Morrison, Jr. Director	/s/ Stewart M. Kasen Stewart M. Kasen Director
/s/ Michael O’Reilly Michael O’Reilly Director

Signature Page to Power of Attorney